Exhibit 99.1

Papa Murphy’s Holdings, Inc. Reports Second Quarter 2016 Results
- Revenue Increased by 2.7% -
- Net Income Increased by $2.4 million -
- New Store Openings Increased by 75% -
Vancouver, WA, August 3, 2016 (Globe Newswire) - Papa Murphy’s Holdings, Inc. (NASDAQ: FRSH) today announced financial results for its second quarter ended June 27, 2016.
Key financial highlights for the second quarter of 2016 include:

•	Revenue of $29.9 million, an increase of 2.7% compared to the second quarter of 2015.

•
Domestic system comparable store sales compared with the second quarter of 2015 decreased by 4.0%, including a 3.7% decrease at domestic franchisee-owned stores and a 6.6% decrease at company-owned stores.

•
Net income was $952,000, or $0.06 per diluted share, compared to a net loss of $1.4 million, or $(0.09) per diluted share and pro-forma net income(1) of $1.6 million, or $0.09 per diluted share, in the second quarter of 2015.

•	Adjusted EBITDA(1) was $6.5 million, flat compared to the second quarter of 2015.

•	Papa Murphy’s opened 28 new stores in the quarter, all in the U.S., compared to 16 new store openings in the U.S. in the second quarter of 2015.
______________________

(1)
Adjusted EBITDA and pro-forma net income are non-GAAP measures. For a reconciliation of Adjusted EBITDA and pro-forma net income to GAAP net income/(loss) and discussion of why we consider Adjusted EBITDA and pro-forma net income to be useful measures, see the financial tables accompanying this release and the paragraph below entitled “Non-GAAP Financial Measures.”

Ken Calwell, President and Chief Executive Officer of Papa Murphy’s Holdings, Inc., stated, “We continued to face top-line challenges throughout the second quarter as a result of an increasingly competitive landscape, including significantly more aggressive value offerings across pizza and other foodservice, lower seasonal and absolute media levels, and the impact from our first quarter marketing shift to promote online ordering that extended into the early part of the second quarter. In spite of the near-term challenges, we continue to believe that our strategies are on point and will drive long-term top line growth and profitability.”

Calwell continued, “New US store openings in the quarter totaled 28 units, a 75% increase compared with the number of openings in the second quarter of last year. That brings our year-to-date openings in the US to 53 units, which is 17 units more than we opened in the first half of 2015. The process enhancements we put in place in the second half of last year, with a focus on lowering the build cost and reducing the cycle-time from franchise sale to store opening, have enabled us to deliver a significantly more balanced new store opening cadence this year and we remain on track to open between 115 and 120 new units in 2016.”

“Throughout the second half of the year, our primary marketing messages will feature traditional pizza offerings sharply focused on value and product innovation with a secondary focus on acquiring new customers and migrating existing customers to online ordering. Although we continue to expect a challenging consumer environment over the next few quarters, we will maintain a sharp focus on thoughtful cost controls and process improvements while continuing to invest in the areas that will drive our future growth,” Calwell concluded.
Key Operating Metrics
PAPA MURPHY’S HOLDINGS, INC. AND SUBSIDIARIES
Key Operating Metrics

	Three Months Ended
	June 27, 2016	June 29, 2015
Domestic comparable store sales:
Franchised stores	-3.7%	4.5%
Company-owned stores	-6.6%	4.9%
Combined	-4.0%	4.5%

System-wide sales ($’s in 000s)	$215,253	$215,752

Adjusted EBITDA ($’s in 000s)	$6,470	$6,432

Store Count
Franchised	1,375	1,333
Company-owned	156	118
International	39	34
System-wide	1,570	1,485
We use a variety of operating and performance metrics to evaluate the performance of our business. Below is a description of our key operating metrics:
Comparable Store Sales represents the change in year-over-year sales for domestic comparable stores. A comparable store is a store that has been open for at least 52 full weeks from the comparable date (the Tuesday following the opening date). As of the end of the second quarter of 2016 and 2015, we had 1,410 and 1,363 domestic comparable stores, respectively.
System-wide Sales include net sales by all of our company-owned and franchisee-owned stores.
Adjusted EBITDA is defined as net income/(loss) before interest expense, provision for (benefit from) income taxes and depreciation and amortization, with further adjustments to reflect the additions and eliminations of various income statement items including non-cash charges, income and expenses that we consider not indicative of ongoing operations and various other adjustments. For a reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP measure, see the financial tables accompanying this release.
2016 Financial Outlook
Based on current information, Papa Murphy’s Holdings, Inc. is updating full-year guidance for fiscal year 2016, which ends on January 2, 2017:

•
Domestic system-wide comparable store sales decline of approximately 2.0% to 3.0%, including a comparable store sale decline of approximately 3% in the third quarter, compared to previous full year guidance of comparable store sale growth of flat to +1.0%;

•	Domestic new store openings of between 115 and 120 units, including about 25 company-owned, exclusive of any pre-sale development stores opened and held by the company at year-end;

•
Revenue to include transaction fees from franchisees for use of the new on-line ordering platform of approximately $0.7 million and zero-margin POS License revenue of approximately $0.7 million, compared to previous guidance of transaction fee income of approximately $1.7 million and zero-margin POS License revenue of approximately $2.1 million;

•
Selling, general and administrative expenses of approximately $28.0 million to $29.0 million, inclusive of operating costs of approximately $1.4 million associated with the new on-line ordering platform and approximately $0.7 million associated with POS licenses resold to franchise-owners at cost, compared to previous guidance totaling $33.0 million to $34.0 million, inclusive of operating costs of approximately $3.1 million associated with the new on-line ordering platform and approximately $2.1 million associated with POS licenses resold to franchise owners at cost;

•
Pre-Opening costs associated with new Company and unsold pre-sale development stores, net of recoveries associated with pre-sale development sales, of approximately $1.0 million to $1.2 million, compared to previous guidance of approximately $0.9 million for new company stores;

•	Capital expenditures, including acquisitions and divestitures, of approximately $15.0 million to $17.0 million, compared to previous guidance of approximately $13.0 million to $15.0 million;

•	Expected full-year effective tax rate of approximately 39.5%, compared to previous guidance of 38.5%; and

•	Diluted share-count of approximately 16.8 million, compared to previous guidance of 17.0 million.
Conference Call
Papa Murphy’s Holdings, Inc. will host a conference call to discuss the second quarter financial results on Wednesday, August 3, 2016 at 4:30 p.m. Eastern Time.
The conference call can be accessed live over the phone by dialing 877-407-3982 or for international callers by dialing 201-493-6780. A replay will be available after the call and can be accessed by dialing 877-870-5176 or for international callers by dialing 858-384-5517; the passcode is 13640823. The replay will be available until Wednesday, August 10, 2016. The conference call will also be webcast live from the Company’s corporate website at investors.papamurphys.com, under the “Events & Presentations” page. An archive of the webcast will be available at this location shortly after the call has concluded.
About Papa Murphy’s
Papa Murphy’s Holdings, Inc. (Nasdaq: FRSH) is a franchisor and operator of the largest Take ‘N’ Bake pizza chain in the United States, selling fresh, hand-crafted pizzas ready for customers to bake at home. The company was founded in 1981 and currently operates over 1,500 franchised and corporate-owned fresh pizza stores in 38 States, Canada and United Arab Emirates. Papa Murphy’s core purpose is to bring all families together through food people love with a goal to create fun, convenient and fulfilling family dinners. In addition to scratch-made pizzas, the company offers a growing menu of grab ‘n’ go items, including salads, sides and desserts. For more information, visit www.papamurphys.com.
Forward-looking Statements
This news release, as well as other information provided from time to time by Papa Murphy's Holdings, Inc. or its employees, may contain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements.

Forward-looking statements give the Company's current expectations and projections relating to the Company's financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “guidance,” “anticipate,” “estimate,” “expect,” “forecast,” “project,” “plan,” “intend,” “believe,” “confident,” “may,” “should,” “can have,” “likely,” “future” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.
Forward-looking statements in this press release include statements relating to the Company’s projected comparable stores sales, projected new store openings, projected selling, general, and administrative expenses, projected revenue from transaction fees and POS licenses, projected pre-opening costs, projected capital expenditures (including acquisitions), projected effective tax rate, projected diluted share count, strategic, future financial or operational results, and marketing strategy.
Any such forward-looking statements are not guarantees of performance or results, and involve risks, uncertainties (some of which are beyond the Company's control) and assumptions. Although the Company believes any forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results and cause them to differ materially from those anticipated in any forward-looking statements. Please refer to the risk factors discussed in the Company’s annual report on Form 10-K for the fiscal year ended December 28, 2015 and quarterly report on Form 10-Q for the fiscal quarter ended March 28, 2016 (each of which can be found at the SEC’s website www.sec.gov); each such risk factor is specifically incorporated into this press release. Should one or more of these risks or uncertainties materialize, the Company's actual results may vary in material respects from those projected in any forward-looking statements.
Any forward-looking statement made by the Company in this press release speaks only as of the date on which it is made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise.
Non-GAAP Financial Measures
To supplement its financial information presented in accordance with generally accepted accounting principles (GAAP), the Company is also providing with this press release the non-GAAP financial measure of pro-forma net income, EBITDA and Adjusted EBITDA. Pro-forma net income, EBITDA and Adjusted EBITDA are not derived in accordance with GAAP and should not be considered by the reader as an alternative to net income (the most comparable GAAP financial measure to each of pro-forma net income, EBITDA and Adjusted EBITDA). The Company’s management believes that pro-forma net income, EBITDA and Adjusted EBITDA are helpful as indicators of the current financial performance of the Company because pro-forma net income, EBITDA and Adjusted EBITDA reflect the additions and eliminations of various income statement items that management does not consider indicative of ongoing operating results. We have provided reconciliations of pro-forma net income, EBITDA and Adjusted EBITDA to GAAP net income in the financial tables accompanying this release.

PAPA MURPHY’S HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Net Income (Loss)
(In thousands of dollars, except share and per share data)

	Three Months Ended
	June 27, 2016	June 29, 2015
	Unaudited	Unaudited
Revenues
Franchise royalties	$9,538	$9,753
Franchise and development fees	574	830
Company-owned store sales	19,470	18,156
Other	312	382
Total revenues	29,894	29,121

Costs and Expenses
Store operating costs:
Cost of food and packaging	6,781	6,443
Compensation and benefits	5,577	4,722
Advertising	1,897	1,753
Occupancy	1,503	1,174
Other store operating costs	2,555	1,856
Selling, general and administrative	5,912	8,162
Depreciation and amortization	2,915	2,420
(Gain) loss on disposal of property and equipment	(59)	3
Total costs and expenses	27,081	26,533

Operating Income	2,813	2,588

Interest expense, net	1,208	1,143
Loss on impairment of investments	—	4,500
Other expense, net	43	44
Income (Loss) Before Income Taxes	1,562	(3,099)

Provision for (benefit from) income taxes	610	(1,160)
Net Income (Loss)	952	(1,939)

Net loss attributable to noncontrolling interests	—	500
Net Income (Loss) Attributable to Papa Murphy’s	952	(1,439)

Earnings (loss) per share of common stock
Basic	$0.06	$(0.09)
Diluted	$0.06	$(0.09)
Weighted average common stock outstanding
Basic	16,744,553	16,629,666
Diluted	16,766,587	16,629,666

PAPA MURPHY’S HOLDINGS, INC. AND SUBSIDIARIES
Selected Balance Sheet Data
(In thousands of dollars)
(unaudited)

	June 27, 2016	December 28, 2015
Cash and cash equivalents	$435	$6,867
Total current assets	9,398	18,896
Total assets	272,026	275,471
Total current liabilities	18,544	24,149
Long-term debt, net of current portion	107,195	108,237
Total stockholders’ equity	99,990	97,656

PAPA MURPHY’S HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA
(In thousands of dollars)

	Three Months Ended
	June 27, 2016	June 29, 2015
Net Income (Loss) As Reported	$952	$(1,939)
Net loss attributable to noncontrolling interests	—	500
Net Income (Loss) Attributable to Papa Murphy’s	952	(1,439)
Depreciation and amortization	2,915	2,420
Provision for (benefit from) income taxes	610	(1,160)
Interest expense, net	1,208	1,143
EBITDA	5,685	964
(Gain) loss on disposal of property and equipment (a)	(59)	3
Transaction costs (b)	—	29
New store pre-opening expenses (c)	476	176
Non-cash expenses and non-income based state taxes (d)	368	590
Expenses not indicative of future operations (e)	—	4,670
Adjusted EBITDA	$6,470	$6,432

Adjusted EBITDA margin (1)	21.6%	22.1%

(a)	Represents non-cash gains and losses resulting from disposal of property and equipment, including divested Company-owned stores.

(b)	Represents transaction costs incurred in connection with the acquisition of multiple franchised stores.

(c)
Represents expenses directly associated with the opening of new stores and incurred primarily in advance of the store opening, including grand opening marketing costs, training wages and travel of opening teams and other store operating costs.

(d)
Represents (i) non-cash expenses related to equity-based compensation; (ii) non-cash expenses related to the difference between GAAP and cash rent expense; and (iii) state revenue taxes levied in lieu of an income tax.

(e)
Represents (i) a $4 million loss recognized upon impairment of Project Pie, LLC, a cost-method investment, and its subsequent disposal, and the write-off as bad debt of receivables totaling $325,000 and (ii) offering costs related to the 2015 secondary offering.

(1)	Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by total revenues.

PAPA MURPHY’S HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Net Income (Loss) to Pro Forma Net Income
(In thousands of dollars, except share and per share data)

	Three Months Ended
	June 27, 2016	June 29, 2015
Net Income (Loss) As Reported	$952	$(1,939)
Net loss attributable to noncontrolling interests	—	500
Net Income (Loss) Attributable to Papa Murphy’s	952	(1,439)
Expenses not indicative of future operations:
Secondary offering costs (1)	—	345
Loss on Project Pie, LLC impairment and disposal (2)	—	4,325
Non-cash compensation expenses (3)	—	287
Income tax expense on adjustments (4)	—	(1,909)
Pro forma net income	$952	$1,609

Earnings per share - pro forma:
Basic	$0.06	$0.10
Diluted	$0.06	$0.09

Weighted-average shares outstanding:
Basic	16,744,553	16,629,666
Diluted	16,766,587	16,950,524

(1)	Represents costs incurred from the Company's 2015 secondary offering.

(2)	Represents a $4 million loss recognized upon impairment of Project Pie, LLC, a cost-method investment, and its subsequent disposal, and the write-off as bed debt of receivables totaling $325,000.

(3)	Represents catch-up stock compensation expenses related to market vesting of restricted stock issued prior to the IPO.

(4)	Reflects the tax expense associated with above adjustments at a normalized tax rate in line with our estimated long-term effective tax rate.

Investor Contact:
Fitzhugh Taylor, ICR
fitzhugh.taylor@icrinc.com
877-747-7272

Media Contact:
Christine Beggan, ICR
Christine Beggan@icrinc.com
203-682-8329